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                                                                    EXHIBIT 10.6

                            SALE OF SHARES AGREEMENT

                                     between

                       ANGLOGOLD LIMITED (OR ITS NOMINEE)

                                       and

                           RANDGOLD RESOURCES LIMITED

                                       and

                       RANDGOLD RESOURCES (MORILA) LIMITED

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                                TABLE OF CONTENTS

1.      PARTIES ...............................................................1

2.      INTERPRETATION ........................................................1

3.      INTRODUCTION ..........................................................7

4.      CONDITIONS PRECEDENT ..................................................7

5.      PURCHASE AND SALE ....................................................10

6.      PURCHASE PR1CE .......................................................10

7.      PAYMENT OF THE PRICE .................................................11

8.      THE FINANCIAL STATEMENTS .............................................12

9.      CLOSING ..............................................................13

10.     THE WARRANTIES .......................................................14

11.     BENEFIT AND RISK .....................................................16

12.     TRANSACTION INDIVISIBLE ..............................................16

13.     DEBTS OWED TO THE COMPANY BY THE SELLER ..............................16

14.     THE OPERATOR AGREEMENT ...............................................17

15.     BREACH ...............................................................17

16.     COSTS ................................................................18

17.     DOMICILIUM ...........................................................18

18.     GOVERNING LAW ........................................................19

19.     CONFIDENTIALITY ......................................................20

20.     DISPUTE RESOLUTION ...................................................21

21.     GENERAL ..............................................................22

SCHEDULE I

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                            SALE OF SHARES AGREEMENT

1.    PARTIES

1.1         ANGLOGOLD LIMITED (or its nominee)

1.2         RANDGOLD RESOURCES LIMITED

13          RANDGOLD RESOURCES (MORILA) LIMITED

2.    INTERPRETATION

2.1 The headnotes to the paragraphs in this Agreement are for reference purposes only and shall not affect the interpretation of any part hereof.

2.2 Unless inconsistent with the context, the words and expressions set forth below shall bear the following meanings:

            "the Act"                   the Companies Act, 1973, as amended, at
                                        the signature date;

            "the Agreements"            collectively this sale of shares
                                        agreement, the JV Agreement, the
                                        Shareholders' Agreement and the Operator
                                        Agreement;

            "Barnex" Barnato Exploration Limited, a company registered in the Republic of South Africa, registration number 88/03756/06;

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                                                                         Page 2.

             "the Barnex Loan"          the agreement of loan concluded between
                                        RRL and Barnex on 27 August 1999, as
                                        subsequently amended on 10 December
                                        1999, 27 January 2000 and 29 March 2000;

             "Business Day"             any day other than a Saturday, Sunday or
                                        official public holiday in the Republic
                                        of South Africa;

             "the Company"              Randgold Resources (Morila) Limited, a
                                        company incorporated in Jersey,
                                        registration number 74837;

             "the Conditions"           the conditions precedent set out in
                                        Clause 4.1;

             "the Current Account"      the agreement of loan concluded between
                                        RRL and the Company on 21 December 1999;

             "the Due Diligence"        the Due Diligence investigation
                                        undertaken by the Purchaser in respect
                                        of the Project,

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                                                                         Page 3.

                                        prior to the Signature Date;

            "the Effective Date"        23 June 2000, or such later date as the
                                        parties may agree in writing;

            "the Financial Statements"  the audited financial statements of the
                                        Company and the Subsidiary as at the
                                        Effective Date;

            "the Indicative Offer"      the Indicative Offer submitted by the
                                        Purchaser, attached as Schedule 5;

            "the JV Agreement"          a joint venture agreement to be
                                        concluded between the Seller and the
                                        Purchaser by not later than the
                                        Effective Date, in respect of their
                                        respective participation in the Company, substantially on the terms and conditions as set out in Schedule 2;

            "the Operator Agreement"    the operator and management agreement to
                                        be concluded between AngloGold Services
                                        (Mali) S A and the Subsidiary, on the
                                        basis set out in Cause 14, substantially on the

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                                                                         Page 4.


                                        terms and conditions as set out in
                                        Schedule 3;

            "the Project"               the gold project owned and undertaken by
                                        the Subsidiary;

            "the Purchaser"             AngloGold Limited, a company registered
                                        in the Republic of South Africa,
                                        registration number 05/17354/06, or its
                                        nominee;

            "the Purchaser's Auditors"  KPMG

            "RECL" Randgold & Exploration Company Limited, a company registered in the Republic of South Africa, registration number 92/05642/06;

            "Rothschild"                N M Rothschild and Sons Limited, a
                                        company registered in the United
                                        Kingdom,;

            "the Seller"                Randgold Resources Limited, a company
                                        registered in Jersey;

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                                                                         Page 5.

            "the Seller's Auditors"     Price Waterhouse Coopers;

            "the Senior Loan"           the Agreement of Loan dated 21 December
                                        1999 between the Subsidiary (as the
                                        borrower), the Seller, RECL, the
                                        Company, the consortium of banks
                                        described in the Senior Loan, as
                                        lenders; the Arrangers and the
                                        Co-Arrangers and Rothschild as the agent for the Lenders;

            "the Share"                 1 ordinary share of US$0.01 each, fully
                                        paid up, in the issued share capital of
                                        the Company, representing 50% of the
                                        entire issued share capital of the
                                        Company;

            "the Shareholders'          the shareholders' agreement to be
            Agreement"                  concluded between the Company and the
                                        State in respect of their respective
                                        participation in the Subsidiary,
                                        substantially on the terms and
                                        conditions set out in Schedule 4;

            "the Shareholders' Loans    50% of the total amount owing by the

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                                                                         Page 6.

                                        Subsidiary to the Seller on any account
                                        whatsoever at the Effective Date, but
                                        excluding any and all amounts due in
                                        terms of the Current Account;

            "the Signature Date"        the date of last signature of this
                                        agreement;

            "the State"                 the Republic of Mali;

            "the Subsidiary"            Societe des Mines de Morila S A, a
                                        company registered in the Republic of
                                        Mali;

2.3 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this agreement.

2.4         Unless inconsistent with the context, an expression which denotes:

2.4.1             any gender includes the other genders;

2.4.2             a natural person includes an artificial person and vice versa;

2.4.3             the singular includes the plural and vice versa;

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                                                                         Page 7.

2.4.4 words and expressions defined in the Act will have the same meaning when used herein.

2.5 The schedules to this agreement form an integral part hereof and words and expressions defined in this agreement shall bear, unless the context otherwise indicates, the same meanings in such schedules.

3.    INTRODUCTION

3.1         The Seller:

3.1.1             is a subsidiary of RECL;

3.1.2 is the beneficial owner of the Share and the Shareholders' Loans and is entitled to dispose of same;

3.1.3 wishes to sell the Share and the Shareholders' Loans upon the terms and conditions contained in this agreement; and

3.1.4             has accepted the Indicative Offer.

3.2 The Purchaser wishes to purchase the Share and the Shareholders' Loans upon the terms and conditions contained in this agreement.

4.    CONDITIONS PRECEDENT

4.1 This entire agreement (save clauses 4.1, 16, 17, 18, 19, 20 and 21 which shall be of immediate force and effect) is subject to the fulfilment of the

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                                                                         Page 8.

            following conditions precedent ("the Conditions") by not later than the 4th Business Day before the Effective Date, save in respect of the Condition in clause 4.1.5 which is required to be fulfilled on the Effective Date immediately prior to the implementation of this agreement:

4.1.1             The giving of written approval by the South African Reserve
                  Bank;

4.1.2 the written approval of any other governmental or regulatory organisation or body (whether South African or otherwise), the approval of which shall be necessary in respect of the entering into and/or implementation of any of the Agreements;

4.1.3 the approval in general meeting of the shareholders respectively of the Seller and RECL in respect of the conclusion of this agreement;

4.1.4 the certification by the Seller that there has been no materially adverse change affecting the Project, the Subsidiary and/or the Company prior to the Effective Date, it being recorded that such certification shall be in writing and shall be delivered to the Purchaser on the Effective Date in accordance with clause 9;

4.1.5 the conclusion respectively of the JV Agreement and the Shareholders' Agreement;

4.1.6 the approval in writing by the State of the terms and conditions of the Senior Loan, it being recorded that such approval shall be

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                                                                         Page 9.

                  deemed not to have been given unless and until the State agrees to amend the Establishment Convention dated 22 April 1982 in respect of the Project, in order specifically to allow implementation of the terms and conditions of the Senior Loan;

4.1.7 the agreement in writing of Rothschild not to rely on the change of control provisions in terms of the Senior Loan in respect of the transaction recorded in this agreement; and

4.1.8 the failure of Barnex to exercise and the giving of an irrevocable written undertaking by Barnex not to exercise its entitlement to be allotted and issued any portion of the issued share capital of the Subsidiary in settlement of or arising from the Barnex Loan, or written confirmation by Barnex that the entire Barnex Loan shall have been repaid.

4.2 The Parties shall use their respective best endeavours to procure the fulfilment of the Conditions as soon as reasonably possible after the Signature Date. If all of the Conditions are not fulfilled by the date specified in 4.1, this agreement (save for clauses 16, 17, 18, 19, 20 and 21 which shall remain of full force and effect) shall be of no force or effect and no Party shall have any claim against the other Party for anything done hereunder or arising hereout.

4.3 The Condition in clause 4.1.4 is stipulated for the benefit of the Purchaser and may be waived in its discretion by written notice to the Seller to this

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                                                                        Page 10.

            effect to be received by no later than the date referred to in clause 4.1, whereupon such Condition shall be deemed to have been fulfilled.

5.    PURCHASE AND SALE

      The Seller hereby sells to the Purchaser which hereby purchases the Share and the Shareholders' Loans, with effect from the Effective Date.

6.    PURCHASE PRICE

6.1 Subject to clause 6.2, the purchase price payable by the Purchaser to the Seller for the Share and the Shareholders' Loans shall be US$132 million.

6.2 It is recorded that the Seller warrants, in terms of Schedule 1, that, save in respect of the Senior Loan, there will be no material difference between the Net Current Assets and the Long Term Debt as set out in the audited financial statements of the Subsidiary dated 31 December 1999, and the Net Current Assets and the Long Term Debt set out in the Financial Statements. To the extent that there is any such difference which adversely affects the value of the Company, the Subsidiary and/or the Project, the purchase price payable by the Purchaser to the Seller shall be adjusted proportionately.

6.3 The purchase price shall be allocated as to an amount equal to the face value of the Shareholders' Loans to the Shareholders' Loans, and the balance to the Share.

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                                                                        Page 11.

7.    PAYMENT OF THE PRICE

7.1 Subject to clause 7.2 and 7.3, the Purchaser shall pay the Seller the purchase price set out in clause 6 in cash in US Dollars on the Effective Date at such place as the Seller shall instruct the Purchaser in writing, against delivery and cession of the Share and the Shareholders' Loans.

7.2 It is recorded that the Seller is indebted to Barnex in terms of the Barnex Loan, in an amount of approximately R350 million. The Seller hereby irrevocably instructs the Purchaser as its agent to pay Barnex on the Effective Date on the same basis as set out in Clause 7.1, the total amount then due and owing to Barnex in terms of the Barnex Loan. The Seller acknowledges that such payment to Barnex shall constitute part-payment of the purchase price.

7.3 It is further recorded that the Seller is indebted to First Rand Bank Limited (Registration Number 05/01225/06) acting through its Rand Merchant Bank Division ("RMB") in an amount of not less than R55 million. The Seller hereby irrevocably instructs the Purchaser as its agent to pay RMB , to FNB Corporate Account number 50619016740 on the Effective Date on the same basis as set out in clause 7.1, R55 million of the purchase price, and acknowledges that such payment to RMB shall constitute part payment of the purchase price.

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                                                                        Page 12.

8.    THE FINANCIAL STATEMENTS

8.1 The Seller shall procure that the Financial Statements are prepared and certified by the Seller's Auditors, and that a signed certified set of the Financial Statements shall be delivered to the Purchaser by not later than 90 days after the Effective Date, or such later date as the Parties may agree in writing.

8.2 The Financial Statements shall be prepared in the manner and on the basis specified in Schedule 1.

8.3 The Purchaser's Auditors shall be given reasonable access to all the Company's books and records for the purposes of and in connection with their assessment of the Financial Statements.

8.4 Should there be any dispute between the Seller's Auditors and the Purchaser's Auditors as to any amount to be included in the Financial Statements or the treatment of any such amount in the Financial Statements, such dispute will be dealt with on the basis set out in clause 20.

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                                                                        Page 13.

9.    CLOSING

      On the Effective Date and against payment of the purchase price in accordance with the provisions of clause 7, the Seller and the Purchaser shall meet at 12h00 at 11 Diagonal Street, Johannesburg, and there the Seller shall deliver to the Purchaser:

9.1 a certificate in respect of the Share together with a currently dated transfer form relating thereto, duly signed by the Seller and in blank as to the transferee, , it being recorded that the Share has been pledged and it shall continue to be subject to such pledge as security in respect of the due and punctual payment by Morila of its obligations in terms of the Senior Loan;

9.2         subject to clause 4.3, written certification, as envisaged in clause
            4.1.4 to the effect that there has been no materially adverse change affecting the Project, the Subsidiary and/or the Company prior to the Effective Date;

9.3 a written cession of the Shareholders' Loans in favour of the Purchaser;

9.4 the written resignations of such of the directors of the Company and the Subsidiary as is required in order to comply with the provisions of the JV Agreement and the Shareholders' Agreement;

9.5 the written resignation of the Secretary of the Company and of Subsidiary;

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                                                                        Page 14.

9.6 a written undertaking by the auditors respectively of the Company and of the Subsidiary to resign;

9.7         a certified copy of a resolution of the directors of the Company:

9.7.1             approving the transfer of the Share to the Purchaser;

9.7.2 appointing the nominees of the Purchaser as directors of the Company;

9.7.3             approving the resignation of the Company Secretary;

9.8         a certified copy of a resolution of the Subsidiary;

9.8.1             noting the cession of the Shareholders' Loans; and

9.8.2 appointing the nominees of the Purchaser as directors of the Subsidiary.

10.   THE WARRANTIES

10.1 The Seller gives to the Purchaser the warranties set out in Schedule 1 hereto ("the Warranties") in respect of the Company, the Subsidiary and the Project, it being agreed that:

10.1.1 the Warranties shall also be deemed to be representations and undertakings by the Seller in favour of the Purchaser;

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                                                                        Page 15.

10.1.2 each warranty shall prima facie be deemed to be a representation of fact inducing the Purchaser to enter into this agreement;

10.1.3 each warranty shall be presumed to be material unless the contrary is proved;

10.1.4 insofar as any of the Warranties is promissory or relates to a future event, it shall be deemed to have been given as at the due date for fulfilment of the promise or for the happening of the event, as the case may be; and

10.1.3 each warranty shall be a separate warranty and in no way limited or restricted by reference to or inference from the terms of any other warranty.

10.2 The Purchaser is entering into this agreement relying upon the Warranties.

10.3 In the event of any breach or non-fulfilment on or before the Effective Date of any of the representations, Warranties or undertakings given by the Seller, or in the event of any matter or thing arising or becoming known or being notified to the Purchaser which is inconsistent with any such representation, warranty or undertaking or with any other provision of this agreement and which would give rise to a claim under any provision of this agreement or in the event of the Seller becoming unable or failing to do anything required to be done by the Seller on or before the Effective Date, the Purchaser shall not be bound to complete the purchase

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                                                                        Page 16.

            of the Share and Shareholders' Loans and may by notice in writing terminate this agreement without liability on its part,. The right conferred upon the Purchaser by this paragraph is in addition to and without prejudice to any other rights of the Purchaser (including any rights to claim damages or compensation from the Seller by reason of such breach or non-fulfilment) and failure to exercise it shall not constitute a waiver of any of such rights.

11.   BENEFIT AND RISK

      The benefit in and risk relating to the Share and the Shareholders' Loans shall pass to the Purchaser on delivery and cession on the Effective Date.

12.   TRANSACTION INDIVIS1BLE

      All the transactions and arrangements contained or contemplated in terms of the Agreements constitute a single and indivisible transaction.

13.   DEBTS OWED TO THE COMPANY BY THE SELLER

      The Seller shall procure that, on or before the closing date, any and all amounts of whatsoever nature owing to the Company by the Seller or its holding company or any subsidiary of the Seller or its holding company shall have been paid in full.

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                                                                        Page 17.

14.   THE OPERATOR AGREEMENT

      The Parties hereby irrevocably undertake to procure that the Subsidiary and AngloGold Services (Mali) (Proprietary) Limited shall conclude the Operator Agreement immediately upon the later of the Effective Date or the signature by the State of the Shareholders' Agreement between it and the Company in respect of their relationship as shareholders of the Subsidiary.

15.   BREACH

      Should either Party ("the Defaulting Party") commit a breach of any of the provisions hereof, then the other Party ("the Aggrieved Party") shall, if it wishes to enforce its rights hereunder, be obliged to give the Defaulting Party 14 days written notice to remedy the breach. If the Defaulting Party fails to comply with such notice, the Aggrieved Party shall he entitled to cancel this agreement against the Defaulting Party or to claim immediate payment and/or performance by the Defaulting Party of all of the Defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the Aggrieved Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the Aggrieved Party may have at law; provided always that, notwithstanding anything to the contrary contained in this agreement, the Aggrieved Party shall not be entitled to cancel this agreement for any breach by the Defaulting Party unless such breach is a material breach going to the root of this agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the Defaulting Party fails to pay the amount concerned within 14 days after such amount has been finally determined.

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                                                                        Page 18.

16.   COSTS

      Each of the Parties shall bear its own costs of and incidental to the negotiation, preparation and execution of this agreement. Any stamp duty payable in connection with the transfer of the Share shall be paid by the Purchaser.

17.   DOMICILIUM

17.1 The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows--

17.1.1            Anglogold -                       11 Diagonal Street
                                                    JOHANNESBURG
                                                    2001

                  Fax No:                           0027 11 637 6103

17.1.2            Randgold Resources Limited -      La Motte Chambers
                                                    St Helier
                                                    Jersey
                                                    Channel Islands

                  Fax No:                           0027 11 837 0813

                  The Company:                      La Motte Chambers
                                                    St Helier
                                                    Jersey
                                                    Channel Islands

                  Fax No.:                          0027 11 837 0813

17.2 Either Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number, and any such change shall only be effective upon receipt of notice in writing by the other Party of such change.

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                                                                        Page 19.

17.3 All notices, demands or communications intended for either Party shall be made or given at such Party's domicilium for the time being.

17.4 A notice sent by one Party to another Party shall be deemed to be received -

17.4.1            on the same day, if delivered by hand;

17.4.2 on the same day of transmission if sent electronically or by telefax and if sent by telefax with receipt received confirming completion of transmission;

17.4.3 on the 2Oth Business Day after posting, if sent by prepaid registered mail.

17.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

18.   GOVERNING LAW

      The entire provisions of this agreement shall be governed by and construed in accordance with the laws of the Republic of South Africa. Furthermore the Parties hereto hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa in regard to all matters arising from this agreement.

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                                                                        Page 20.

19.   CONFIDENTIALITY

19.1 Each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this agreement which relates to:

19.1.1            the provisions of this agreement;

19.1.2            the negotiations relating to this agreement;

19.1.3            the subject matter of this agreement; and/or

19.1.4            the other Parties.

19.2 Either of the Parties may disclose information which would otherwise be confidential if and to the extent:

19.2.1            required by law;

19.2.2 required by any securities exchange or regulatory or governmental body to which such Party is subject, wherever situated, whether or not the requirement for information has the force of law;

19.2.3 required to vest the full benefit of this agreement in each of the Parties;

19.2.4 disclosed to the professional advisors, auditors and bankers of each of the Parties;

19.2.3 the information has come into the public domain through no fault of any of the Parties; or

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                                                                        Page 21.

19.2.6 the other Parties have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed.

20.   DISPUTE RESOLUTION

20.1        Any dispute between the Parties in regard to:

20.2        the interpretation of;

20.2.1            the effect of;

20.2.2            the Parties' respective rights and obligations under;

20.2.3            a breach of;

20.2.4            any matter arising out of;

            this agreement shall be referred to a Special Committee ("the Special Committee") consisting of three representatives respectively of the Seller and the Purchaser. The Special Committee shall meet as soon as possible after referral of the dispute to it, and shall use its bona fide best efforts to resolve the dispute.

20.3 In the event that the Special Committee shall have failed, for whatever reason, to resolve the dispute by not later than 10 (ten) Business Days after the dispute shall first have arisen, the dispute shall be referred to the Chief Executive Officers respectively of the Seller and the Purchaser. The Chief Executive Officers shall meet as soon as possible after referral of

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                                                                        Page 22.

            the dispute to them, and shall use their respective best efforts to resolve the dispute.

20.4 In the event that the Chief Executive Officers shall fail, for whatever reason, to resolve the dispute, the dispute shall be decided by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce, by an Arbitrator appointed in accordance with such Rules. The arbitration shall be held in Johannesburg.

21.   GENERAL

21.1 This Agreement constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

21.2 Neither Party shall be bound by any express or implied term, representation. warranty, promise or the like, not recorded herein.

21.3 No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of both the Parties.

21.4 No indulgence which either of the Parties ("the Grantor") may grant to the other ("the Grantee") shall constitute a waiver of any of the rights of the Grantor, who shall not thereby be precluded from exercising any rights against the Grantee which might have arisen in the past or which might arise in the future.

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                                                                        Page 23.

21.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

21.6 Neither Party shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Party.

Signed at JOHANNESBURG                  on     29 MAY                2000

                                        For and on behalf of
                                        ANGLOGOLD LIMITED

                                        /s/ K H WILLIAMS    /s/ R N DUFFY
                                        ----------------------------------------
                                        by

                                        K H WILLIAMS    R N DUFFY
                                        ----------------------------------------
                                        who warrants his authority hereto

Signed at JOHANNESBURG                  on     29 MAY                2000

                                        For and on behalf of
                                        RANDGOLD RESOURCES LIMITED
                                        by

                                        /s/ D.M. BRISTOW     /s/ D. ASHWORTH
                                        ----------------------------------------
                                        who warrants his authority hereto
                                        D.M. BRISTOW     D. ASHWORTH

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                                                                        Page 24.

Signed at JOHANNESBURG                  on     29 MAY                2000

                                        For and on behalf of
                                        RANDGOLD RESOURCES (MORILA)
                                        LIMITED
                                        by

                                        /s/ D.M. BRISTOW     /s/ D. ASHWORTH
                                        ----------------------------------------
                                        who warrants his authority hereto
                                        D.M. BRISTOW     D. ASHWORTH

                                                                      SCHEDULE 1

                                 THE WARRANTIES

The Seller gives to the Purchaser the following Warranties on the basis set out in Clause 10 of the agreement to which this Schedule 1 is attached {"the Agreement").

1.    On the Effective Date:

1.1 The Company and the Subsidiary will be duly incorporated as companies with limited liability according to the laws respectively of Jersey and the Republic of Mali;

1.2 no steps will have been taken and the Seller is not aware of any steps pending or threatened against either of the Company or the Subsidiary in respect of the cancellation of the registration of the Memorandum or Articles of Association of either of them;

1.3 the authorised and issued share capital of the Company will be US$15 000 divided into 1 500 000 shares of US$0,01 (one cent) each, of which 2 shares of US$0,01 (one cent) each have been issued and are fully paid;

1.4 the authorised and issued share capital of the Subsidiary will be CFA 10 000 000 divided into 200 A ordinary shares of CFA 10 000 each and 800 B ordinary shares of CFA 10 000 each, of which 200 A ordinary shares of CFA 10 000 each and 800 B ordinary shares of CFA 10 000 each have been issued and are fully paid;

                                                                         Page 2.

1.5 the Seller will be able and entitled validly and effectively to deliver and to transfer the Share and the Shareholders' Loans to the Purchaser, and the Share and the Shareholders' Loans will be acquired by the Purchaser free from any lien, charge or encumberance, save in respect of the pledge of the Share to Rothschild as continuing security for the obligations of the Subsidiary in terms of the Senior Loan (hereinafter referred to as "the Pledge");

2. On the Signature Date and the Effective Date, and for the period between those two dates:

2.1 neither the Company nor the Subsidiary is under any obligation (whether contingently upon the exercise of any right or otherwise) and no resolution will have been passed requiring either of them to increase or reduce their respective authorised or issued share capital or to vary any of the rights attaching to their shares;

2.2 save in respect of the Pledge, no person has or will have any right (including any option or right of first refusal or pre-emption) to acquire any of the issued share capital of either the Company or the Subsidiary, whether present or future;

2.3 neither the Company nor the Subsidiary is obliged, nor has any resolution been passed, to alter any of the rights attaching to any of the Share in the capital of either of them, or to alter their respective Memoranda and/or Articles of Association or to create or issue debentures;

                                                                         Page 3.

2.4 no person has or will have any right to obtain an order for the rectification of the register of members of either the Company or the Subsidiary, which are and on the Effective Date will be true and correct in all respects;

2.3 all the books and records of the Company and the Subsidiary have and will have been properly maintained according to law, are and will be correct and will be capable of being written up within a reasonable time so as to record all transactions of the Company and the Subsidiary respectively;

2.6 all of the issued share capital of the Company is and will be of one class and rank pari passu with each other;

2.7 the issued share capital of the Subsidiary consists of two classes of shares, ranking in all respects pari passu with each other;

2.8 the minute books of the Company and the Subsidiary respectively contain and will contain all resolutions passed by their respective directors and members;

2.9 save in respect of the ability of Rothschild to purchase the production of the Subsidiary, no person has or will have any right (including any option or right of first refusal or pre-emption) to purchase any of the assets of either the Company or Subsidiary, other than in the ordinary course of business.

                                                                         Page 4.

2.10 save in respect of the Company's obligation as a guarantor of the obligations of the Subsidiary in terms of the Senior Loan, and save as further disclosed in writing to the Purchaser prior to the Effective Date, neither the Company nor the Subsidiary is or will be liable whether contingently or otherwise as a surety, co-principal debtor, guarantor or indemnitor for the liabilities of any third Party.

2.11 no employee or director or former employee or director of either the Company or Subsidiary is or will be entitled to receive any leave privilege, accumulated leave, payment in lieu of leave, any pension or the like other than in accordance with the ordinary policies and practice of the Company and/or the Subsidiary.

2.12 save in terms of the Establishment Convention entered into between the Government of the Republic of Mali and the Subsidiary; and save as further disclosed in writing to the Purchaser, neither the Company nor the Subsidiary is or will be under any obligation to pay any royalties or licence fees to any person;

2.13 the Company and the Subsidiary respectively have and will have complied with all laws and regulations in respect of all tax (whether direct or indirect) of whatever nature anywhere in the world and have submitted all proper tax returns. Neither the Company nor the Subsidiary is or will be liable for any taxation (whether direct or indirect) anywhere in the world in respect of any assessment including any estimated, revised or additional

                                                                         Page 5.

            assessment arising from any transaction, matter, thing, act or omission which took place prior to the Effective Date and for which provision is not made in the Financial Statements;

2.14 subject to the provisions raised in the Financial Statements, all assessments for taxation which have been raised will have been paid in full or adequate provision for payment thereof has been made;

2.15 neither the Company nor the Subsidiary is or will be in breach of any of the provisions of any law relating to the conduct of its business and activities;

2.16 neither the Company nor the Subsidiary is or will be in breach of any obligations undertaken by it under any contracts to which it is a Party and the Company or Subsidiary, as the case may be, is and will be entitled to all benefits and rights under and in terms of such contracts, all of which are legally binding and enforceable and the Seller is not aware of any reason which might preclude the Company or Subsidiary from fulfilling any obligations still to be fulfilled in terms of such contracts;

2.17 save on the basis set out in the Senior Loan, neither the Company nor the Subsidiary is or will be bound by any agreements in restraint of trade in terms of which it is restricted from carrying on any activity in any part of the world;

                                                                         Page 6.

2.18 the Company and the Subsidiary are and will be insured on the basis set out and contained in the Insurance Report, which has been initialled by the Parties for the purposes of identification;.

2.19 the geological and other information concerning the ore body to be exploited in terms of the Project, as set out in the geological and other technical documents and records furnished to the Purchaser during the process of the Due Diligence, are in all material respects both accurate and complete;

2.20 all information, including (without limitation) financial, legal and technical information concerning the Seller, the Company the Subsidiary and/or the Project, given to the Purchaser during the course of the Due Diligence is in all material respects both complete and accurate;

2.21 the Company and the Subsidiary have complied with all applicable environmental laws and/or regulations and the acquisition by the Purchaser of the Share and the Shareholders' Loans does not constitute a breach of any environmental law and/or regulation;

2.22 save as disclosed in writing to the Purchaser, neither the Company nor the Subsidiary is a Party to any agreement, arrangement or understanding which is subject to pre-emptive rights or change of control provisions, which would materially affect the value of the Company, the Subsidiary

                                                                         Page 7.

            and/or the Project, on the acquisition by the Purchaser of the Share and/or the Shareholders' Loans;

2.23 the conclusion of the Agreements will not materially affect the value of the Company, the Subsidiary and/or the Project;

2.24 save in respect of the Senior Loan, there will be no material difference between the Net Current Assets and the Long Term Debt as set out in the audited financial statements of the Company and the Subsidiary as at 31 December 1999, and the Net Current Assets and the Long Term Debt set out in the Financial Statements as at the Effective Date; and

2.25 the Subsidiary is and has at all relevant times been in possession of all necessary licences, permits, authorities and permissions legally required to undertake the Project;

3.    The Financial Statements:

3.1 Inasfar as they relate to the Company, will be prepared in accordance with International Accounting Standards and principles and on the same basis as the audited financial statements for the financial year ended 31 December 1999;

3.2 inasfar as they relate to the Subsidiary, will be prepared in accordance with Cyscoa, and shall include the results of an audit of the pre-incorporation expenses ("the Expenses") incurred by or on behalf of the Subsidiary, which audit shall have been carried out by a registered Malian

                                                                         Page 8.

            auditor. The Financial Statements, insofar as they relate to the Subsidiary, shall contain a statement by such Malian registered auditor that the expenses shall have been accepted by the State;

3.3 will give a true and fair view of the financial position and profits of the Company and the Subsidiary at the Effective Date and will fairly present the state of affairs and business of the Company and the Subsidiary;

3.4         will contain no material qualification;

3.5         will value all fixed assets on the basis of past practice;

3.6         will depreciate fixed assets on the same basis as in the past; and

3.7 will make full provision for all unpaid salaries and wages, bonuses, leave pay and the like, whether current or accrued.

4. No bonus or capitalisation shares or bonus debentures have been issued by the Company or the Subsidiary at any time, nor has the Company or the Subsidiary at any time distributed any of its assets (other than by way of dividend) among any of its shareholders or incurred the obligation to do so.

5. There have been no reductions in the issued share capital of the Company or the Subsidiary at any time.

6. There are no notices, suits, proceedings or investigations pending against the Company or the Subsidiary by any tax authority relating to any claim for any

                                                                         Page 9.

      additional tax or assessment, or any matters under discussion with any tax authority relating to any claim for any tax or assessment nor is there any pending tax objection or appeal.

7. Save as provided for in the Financial Statements, there is no liability of the Company or the Subsidiary, whether actual or contingent, in regard to undistributed profits tax.

8. Neither the Company nor the Subsidiary has any contract with any director or employee:

8.1         which requires more than one month's notice of termination by either
            Party;

8.2 in terms of which any director or employee is entitled to participate in or to a commission on its profits and dividends; or

8.3 for the payment of any pensions or annuities save through the pension or provident funds of which the employees of the Company and/or the Subsidiary are members.

9. Neither the Company nor the Subsidiary is under any obligation to pay any directors, officers or employees, whether past or present, any amounts as compensation for loss of office, or any pension, gratuity or annuity.

10. There are no litigation, arbitration, criminal or expropriation proceedings pending or threatened against the Company or the Subsidiary or their respective

                                                                        Page 10.

      assets or business or to which they might become a Party, nor does the Seller know or have any reasonable grounds to know of any basis for any such litigation, arbitration or criminal proceedings.

11. There is no application pending or threatened for the winding-up or judicial management (provisional or final) of the Company or the Subsidiary.

12. There are no facts relating to the Company, the Subsidiary and/or the Project which are material or would be reasonably likely to be material to a person intending to acquire the Share and/or the Shareholders' Loans, which have not been disclosed by the Seller to the Purchaser in writing prior to the Signature Date.

13. Since 31 December 1999 and until the Effective Date no dividend has been or will he declared or paid by the either the Company or the Subsidiary.

14. The Company and the Subsidiary have maintained a register of their respective assets in accordance with generally accepted accounting practice.

15. The Seller has disclosed in writing to the Purchaser all queries addressed to the Company and/or the Subsidiary or any of their representatives by any tax official, and the replies thereto, as well as full details of any tax objections lodged by the Company and/or the Subsidiary and which have not been fully disposed of.